UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2005 (July 29, 2005)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28931	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2501 Aerial Center Parkway, Suite 205 Morrisville, North Carolina	07103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 653-5160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On July 28, 2005, BioDelivery Sciences International, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, a majority of the Company’s shares represented at the Annual Meeting approved the following proposals:

1)	To elect all seven (7) members of the Company’s Board of Directors to serve until the 2006 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

2)	To approve and ratify the conversion terms of the Company’s Series A Convertible Preferred Stock in accordance with Nasdaq Marketplace Rule 4350(i)(1)(C)(ii).

3)	To approve and ratify the conversion terms of a portion of the Company’s Series B Convertible Preferred Stock (aggregated with certain other securities as described in the attached Proxy Statement) in accordance with Nasdaq Marketplace Rule 4350(i)(1)(C)(ii).

4)	To approve and ratify the conversion terms of the Company’s February and May 2005 Convertible Notes and Warrants and June 2005 Warrants issued to Laurus Master Fund, Ltd. in accordance with Nasdaq Marketplace Rule 4350(i)(1)(D)(ii).

5)	To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Aidman Piser & Company, P.A. as the Company’s independent auditors for the fiscal year ending December 31, 2005.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 29, 2005	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Mark A. Sirgo
	Name:	Mark A. Sirgo
	Title:	President and Chief Operating Officer